Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

As independent petroleum engineers, we hereby consent to the incorporation by reference of our report dated January 25, 2016, included as part of the consolidated financial statements of Sanchez Production Partners LP as of December 31, 2015, which are incorporated by reference into the Registration Statement on Form S-8 of Sanchez Production Partners LP.

RYDER SCOTT COMPANY, L.P.

By: /s/ Ryder Scott Company, L.P.
Name: Ryder Scott Company, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
April 15, 2016